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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): JULY 7, 2006


                             SECURED SERVICES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


       DELAWARE                       001-12536                  11-2964894
(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
   of Incorporation)                                         Identification No.)

                      11490 COMMERCE PARK DRIVE, SUITE 240
                             RESTON, VIRGINIA 20191
               (Address of Principal Executive Offices) (Zip Code)

                                 (703) 964-3160
              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)

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Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Please see the disclosure contained under Item 2.04 below, which is incorporated herein by reference.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Please see the disclosure contained under Item 2.04 below, which is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

Please see the disclosure contained under Item 2.04 below, which is incorporated herein by reference.

ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

On July 7, July 12 and July 14, 2006, Secured Services, Inc. (the "COMPANY") received letters of default (the "NOTICE") from its secured creditors, Midsummer Investment, Ltd. ("MIDSUMMER"), and Islandia L.P. ("ISLANDIA," and together with Midsummer, the "LENDERS"), with respect to the following agreements:

     o Security Purchase Agreement, dated as of June 13, 2005, among the Company and the Lenders (the "JUNE 2005 PURCHASE AGREEMENT");

     o Security Purchase Agreement, dated as of February 28, 2006, among the Company and the Lenders (together with the June 2005 Purchase Agreement, the "PURCHASE AGREEMENTS"),

     o 7.5% Convertible Debentures due June 13, 2008, issued by the Company on June 13, 2005 in the principal amounts of $4,000,000 to Midsummer and $3,000,000 to Islandia (the "7.5% DEBENTURES");

     o 7% Secured Convertible Debentures due February 28, 2009, issued by the Company on February 28, 2006 in the principal amounts of $1,428,500 to Midsummer and $1,071,500 to Islandia (the "7% DEBENTURES"), which includes all amounts that were outstanding under the 7.5% Secured Promissory Notes due March 7, 2006 issued by the Company on (A) December 7, 2005 and February 2, 2006 in the principal amounts of $500,000 and $100,000, respectively, to Midsummer and (B) January 4, 2006 and February 2, 2006 in the principal amounts of $375,000 and $100,000, respectively, to Islandia;

     o 7.5% Secured Promissory Note due July 31, 2006, issued by the Company on June 7, 2006 in the principal amounts of $71,429 to Midsummer and $53,571 to Islandia (the "JUNE 2006 BRIDGE NOTES");

     o 7.5% Secured Promissory Note due July 31, 2006, issued by the Company on July 5, 2006 in the principal amounts of $62,857 to Midsummer and $47,143 to Islandia (the "JULY 2006 BRIDGE NOTES," and together with the 7.5% Debentures, the 7% Debentures and the June 2006 Bridge Notes, the "DEBENTURES"); and

     o Security Agreement, dated as of February 28, 2006, between the Company and the Lenders (the "SECURITY AGREEMENT," and together with the Purchase Agreements and the Debentures, the "LOAN DOCUMENTS").

The Loan Documents are secured by the Collateral (as defined in the Security Agreement), which includes all of the Company's properties, assets, and the shares of capital stock of the Company's wholly-

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owned subsidiaries.  Pursuant to the Company's valuation of the Collateral as of
July 7, 2006, the Collateral has an approximate value of $6.6 million.

As stated in the Notice, certain Events of Default have occurred under the Debentures, including (i) the Company's failure to timely pay interest and timely file an effective registration statement pursuant to the terms of the 7.5% Debentures, (ii) the Company's failure to timely pay interest pursuant to the terms of the 7% Debentures, and (iii) the Company's default on its obligations under other indebtedness pursuant to the terms of the June 2006 Bridge Notes and the July 2006 Bridge Notes. As a result of the cross-default provisions in the Loan Documents, an Event of Default has occurred under each of the Debentures and the entire principal amount of the Debentures outstanding, plus all other amounts payable by the Company thereunder and under the other Loan Documents, is now due and payable. The Notice states that the aggregate amount of all obligations due and owing by the Company to the Lenders as of July 14, 2006 is $13,770,395.

The Lenders propose in the Notice to accept all of the Collateral and release of the officers and employees from all restrictive covenants in partial satisfaction of $12,770,395 of the total amount due and owing to the Lenders. The Company would still owe the Lenders $1,000,000, which amount would continue to accrue interest in accordance with the terms of the Loan Documents. Further, the Lenders propose to allow the Company to retain an amount in cash not exceeding $190,000 through December 31, 2006, to be used by the Company to wind up its affairs and pay its counsel's fees and expenses.

On July 17, 2006, the Company accepted the Lenders proposal, at which time all right, title and interest in and to the Collateral (except as otherwise described above) immediately vested in the Lenders as an indivisible interest in the Collateral.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On July 17, 2006, the Company's Board of Directors accepted the resignation of King T. Moore from the Board, effective immediately.



                                   SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SECURED SERVICES, INC.


                                         By:________________________
                                            Dale Quick
                                            Chief Executive Officer

                                         Date:  July 17, 2006